Exhibit 10.5

THE WARRANT PROVIDED FOR IN THIS AGREEMENT AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

To Purchase Shares of Common Stock of

AVEO PHARMACEUTICALS, INC.

Dated as of May 13, 2016 (the “Effective Date”)

WHEREAS, AVEO Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Hercules Capital, Inc., a Maryland corporation f/k/a Hercules Technology Growth Capital, Inc. (the “Warrantholder”) and the other lender parties thereto are parties to a certain Loan and Security Agreement, dated as of May 28, 2010, as amended by that certain Amendment No. 1 to Loan and Security Agreement, dated as of December 21, 2011, and as further amended by that certain Amendment No. 2 to Loan and Security Agreement, dated as of March 31, 2012 and that certain Amendment No. 3 to the Loan and Security Agreement dated as of September 24, 2014 (together referred to herein as the “Original Loan Agreement”);

WHEREAS, the Company has entered into an Amendment No. 4 to the Loan and Security Agreement dated as of the date hereof (the “Amendment to the Loan Agreement”) with the Warrantholder (the Original Loan Agreement as amended by the Amendment to the Loan Agreement is referred to herein as the “Loan Agreement”);

WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Amendment to the Loan Agreement, the right to purchase shares of its Common Stock (as defined below), pursuant to this Warrant Agreement (the “Agreement”);

NOW, THEREFORE, in consideration of the Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, up to such number of fully paid and non-assessable shares of Common Stock (as defined below) as shall equal (i) $1,040,000, divided by (ii) the Exercise Price (as defined below) as initially determined as of the close of business on the Effective Date in accordance with the definition of Exercise Price below, subject to adjustment from time to time thereafter in accordance with the provisions of this Warrant. The purchase price per share of Common Stock hereunder shall be the Exercise Price as it may be adjusted from time to time in accordance with the provisions of this Warrant. As used herein, the following terms shall have the following meanings:

“1934 Act” has the meaning given to it in Section 10(d).

“Acknowledgment of Exercise” has the meaning given to it in Section 3(a).

“Act” means the Securities Act of 1933, as amended.

“Amendment to the Loan Agreement” has the meaning given to it in the preamble to this Agreement.

“Agreement” has the meaning given to it in the preamble to this Agreement.

“Charter” means the Company’s Certificate of Incorporation or other constitutional document, as the same may be amended and/or restated from time to time.

“Claims” has the meaning given to it in Section 12(p).

“Common Stock” means the Company’s common stock, $.001 par value per share.

“Company” has the meaning given to it in the preamble to this Agreement.

“Effective Date” has the meaning given to it in the preamble to this Agreement.

“Equity Financing” means the offering and sale by the Company, at any time during the period commencing ninety (90) days prior to the Effective Date and ending one hundred eighty (180) days following the Effective Date, of its Common Stock, or of securities or instruments convertible into or exercisable for Common Stock (including, without limitation, an offering and sale of units consisting of more than one type of Company security) to one or more investor purchasers for cash in a single transaction or series of transactions not registered under the Act (such as a transaction in the nature of a so-called private investment in public equity, or PIPE, transaction), the primary purpose of which is a bona fide equity financing of the Company.

“Exercise Price” means the lowest of (i) $0.949, (ii) the lowest three-day volume-weighted average price per share of the Common Stock as reported on the NASDAQ Global Select Market over the period commencing on (and including) February 17, 2016 and ending on (and including) the Effective Date, (iii) the closing price per share of Common Stock reported on the NASDAQ Global Select Market for the Effective Date, and (iv) the closing price per share of Common Stock reported on the NASDAQ Global Select Market for the date of the initial closing of the Equity Financing; in any case as may be adjusted from time to time in accordance with the provisions of this Warrant.

“Lender” has the meaning given to it in the Loan Agreement.

“Loan Agreement” has the meaning given to it in the preamble to this Agreement.

“Merger Event” means a merger or consolidation involving the Company in which (x) the Company is not the surviving entity, or (y) the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital of another entity.

“Net Issuance” has the meaning given to it in Section 3(a). “Notice of Exercise” has the meaning given to it in Section 3(a).

“Original Loan Agreement” has the meaning given to it in the preamble to this Agreement.

“Purchase Price” means, with respect to any exercise of the Warrant provided for in this Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Common Stock to be acquired under this Agreement pursuant to such exercise.

“Registration Statement” has the meaning given to it in Section 9(k).

“Rules” has the meaning given to it in Section 12(q).

“SEC” means the Securities and Exchange Commission.

“Transfer Notice” has the meaning given to it in Section 11.

“Warrant” has the meaning given to it in Section 2.

“Warrant Term” has the meaning given to it in Section 2.

“Warrantholder” has the meaning given to it in the preamble to this Agreement.

In addition, capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Loan Agreement.

SECTION 2. TERM OF THE AGREEMENT.

Except as otherwise provided for herein, the term of this Agreement (the “Warrant Term”) and the right to purchase Common Stock as granted herein (the “Warrant”) shall commence on the Effective Date and shall be exercisable for a period ending five (5) years from the Effective Date.

SECTION 3. EXERCISE OF THE PURCHASE RIGHTS.

(a) Exercise. The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, during the Warrant Term, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) business days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of all or a portion of the Warrant for shares of Common Stock to be exercised under this Agreement and, if applicable, an amended Agreement representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”). If the Warrantholder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:

X = Y(A-B)
A

Where:	X	the number of shares of Common Stock to be issued to the Warrantholder.

Y = the number of shares of Common Stock requested to be exercised under this Agreement (including the number of shares to be cancelled in payment of the Purchase Price).

A = the fair market value of one (1) share of Common Stock at the time of issuance of such shares of Common Stock.

	B =	the Exercise Price.

For purposes of the above calculation, the fair market value per share of Common Stock shall mean:

(i) if the Common Stock is traded on the New York Stock Exchange, the American Stock Exchange, any exchange operated by The NASDAQ Stock Market LLC or any other securities exchange, the fair market value shall be deemed to be the average of the closing prices over a five (5) day period ending three (3) days before the day the fair market value of the Common Stock is being determined; or

(ii) if at any time the Common Stock is not listed on the New York Stock Exchange, the American Stock Exchange, any exchange operated by The NASDAQ Stock Market LLC or any other securities exchange, the fair market value of such Common Stock shall be fair market value of Common Stock as determined in good faith by the Company’s Board of Directors (provided, that if Warrantholder disagrees with the fair market value determined by the Company’s Board of Directors Warrantholder may solicit, from an appraiser reasonably acceptable to the Company, an independent appraisal of the fair market value of the Common Stock and, if such valuation is higher, Warrantholder may substitute the Board of Directors’ fair market value determination with that of the independent appraiser), unless the Company shall consummate a Merger Event pursuant to which the Company is not the surviving party, in which case the fair market value of Common Stock shall be deemed to be the per share value received by the holders of the Company’s Common Stock on a Common Stock-equivalent basis pursuant to such Merger Event.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b) Exercise Prior to Expiration. To the extent that the Warrantholder has not exercised its purchase rights under this Agreement to all Common Stock subject hereto, and if the fair market value of one share of the Common Stock is greater than the Exercise Price then in effect, this Agreement shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before the expiration of the Warrant Term. For purposes of such automatic exercise, the fair market value of one share of the Common Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Agreement or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Common Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

SECTION 4. RESERVATION OF SHARES.

From and after the Effective Date, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

SECTION 5. NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant provided for in this Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value of the share, as determined in accordance with Section 3.

SECTION 6. NO RIGHTS AS SHAREHOLDER/STOCKHOLDER.

This Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder/stockholder of the Company prior to the exercise of the Warrant.

SECTION 7. WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of the Warrant. Warrantholder’s initial address, for purposes of such registry, is set forth in Section 12(g). Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8. ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

(a) Merger Event. If at any time there shall be a Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant, the kind, amount and value of shares of common stock or other securities or property of the successor, surviving or purchasing corporation resulting from, or participating in, such Merger Event that would have been issuable if Warrantholder had exercised the Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Agreement with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Agreement (including adjustments of the Exercise Price) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor, surviving or purchasing entity shall assume the obligations of this Agreement. The provisions of this Section 8(a) shall similarly apply to successive Merger Events. In connection with a Merger Event and upon Warrantholder’s written election to the Company, the Company shall cause the Warrant to be exchanged for the consideration that Warrantholder would have received if Warrantholder chose to exercise its right to have shares issued pursuant to the Net Issuance provisions of this Agreement without actually exercising such right, acquiring such shares and exchanging such shares for such consideration.

(b) Reclassification of Shares. Except as set forth in Section 8, if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock purchasable hereunder, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased.

(d) Stock Dividends. If the Company at any time while the Warrant is outstanding and unexpired shall:

(i) pay a dividend with respect to the Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

(ii) make any other distribution with respect to the Common Stock, except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise of the Warrant a proportionate share of any such distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution.

(e) Antidilution Rights. Antidilution rights applicable to the Common Stock purchasable hereunder, if any, are as set forth in the Charter. The Company shall promptly provide the Warrantholder with a copy of any restatement, amendment, modification or waiver of the Charter; provided, that no such restatement, amendment, modification or waiver shall impair or reduce the antidilution rights, if any, applicable to the Common Stock unless such restatement, amendment, modification or waiver affects the rights of Warrantholder with respect to the Common Stock purchasable hereunder in the same manner as it affects all other holders of the Common Stock. The Company shall, within ten (10) business days of the end of each fiscal quarter following the Effective Date in which an antidilution adjustment with respect to the Common Stock purchasable hereunder occurred pursuant to the Charter, provide Warrantholder with written notice of any issuance of its stock or other equity security during such fiscal quarter that triggered such an antidilution adjustment, which notice shall include (a) the price at which such stock or security was sold, (b) the number of shares issued, and (c) such other information as reasonably necessary for Warrantholder to verify that such antidilution adjustment occurred and the amount of any such adjustment. For the avoidance of doubt, there shall be no duplicate antidilution adjustment pursuant to this subsection (e), the forgoing subsection (d) and the Charter.

(f) Notice of Adjustments. If (i) the Company shall declare any dividend or distribution upon its Common Stock, whether in stock, cash, property or other securities (assuming Warrantholder consents to a dividend involving cash, property or other securities under the Loan Agreement, if such consent is then required by the terms of the Loan Agreement); (ii) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event or the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least fifteen (15) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; and (B) in the case of any such Merger Event, sale, lease, license or other transfer of all or substantially all of the Company’s assets, dissolution, liquidation or winding up, at least fifteen (15) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up).

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall only be provided in the manner set forth in Section 12(g)(i).

(g) Timely Notice. Failure to timely provide such notice required by subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder.

SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Reservation of Common Stock. The Common Stock issuable upon exercise of the Warrantholder’s rights has been, or in accordance with Section 4, will be duly and validly reserved and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Common Stock issuable pursuant to this Agreement may be subject to restrictions on transfer under state and/or federal securities laws or in this Agreement. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of Common Stock upon exercise of the Warrant and payment of the Purchase Price shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b) Due Authority. The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company. The execution and delivery by the Company of this Agreement: (1) does not violate the Company’s Charter or current bylaws; (2) does not contravene any law or governmental rule, regulation or order applicable to it; and (3) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Agreement constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of, any state, federal or other governmental authority or agency is required on the part of the Company with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be made by the time required thereby.

(d) Issued Securities. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock and any other outstanding securities were issued in full compliance with all federal and state securities laws. In addition, as of the date hereof in the case of each of clause (i) and clause (ii) below and as of the date immediately preceding the Effective Date in the case of clause (iii) below:

(i) The authorized capital stock of the Company consists of (A) 100,000,000 shares of Common Stock, of which 58,181,715 shares are issued and outstanding, and (B) 5,000,000 shares of Preferred Stock, $0.001 par value per share, none of which are issued or outstanding.

(ii) The Company has reserved 8,500,000 shares of Common Stock for issuance under its stock incentive plan(s), under which options to purchase 5,543,551 shares of Common Stock are outstanding. Other than the options referred to in the prior sentence, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company’s capital stock or other securities of the Company.

(iii) Pursuant to the Company’s Charter, no stockholder of the Company has preemptive rights to purchase new issuances of the Company’s capital stock that have not been properly waived in connection with the issuance of the Warrant or the Common Stock to be issued upon the exercise of the Warrant.

(e) Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

(f) Other Commitments to Register Securities. Except as set forth in this Agreement, there is no agreement between the Company and any holders of its securities under which the Company has any obligation to register under the Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

(g) Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Common Stock upon exercise of the Warrant will constitute a transaction exempt from (i) the registration requirements of the Act and (ii) the qualification requirements of the applicable state securities laws.

(h) Compliance with Rule 144. If the Warrantholder proposes to sell Common Stock issuable upon the exercise of this Agreement in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

(i) Information Rights. During the Warrant Term, Warrantholder shall be entitled to the information rights contained in Section 7.1 of the Loan Agreement, and Section 7.1 of the Loan Agreement is hereby incorporated into this Agreement by this reference as though fully set forth herein, provided, however, that the Company shall not be required to deliver a Compliance Certificate once all Indebtedness (as defined in the Loan Agreement) owed by the Company to Warrantholder has been repaid.

(j) Listing of Shares. The Common Stock is listed for trading on The NASDAQ Global Market as of the Effective Date and the Company shall maintain such listing through the Warrant Term.

(k) Registration Rights. If, prior to the date on which Warrantholder may sell all shares of Common Stock issuable upon exercise of this Warrant without restriction pursuant to Rule 144 promulgated under the Act (assuming that Warrantholder were to exercise this Warrant by Net Issuance), the Company proposes to register under the Act for resale any shares of Common Stock held by any person (other than the Company) (other than a registration statement on Form S-8 or its successor or any other form for a similar limited purpose), then the Company shall give Warrantholder reasonable prior written notice of such proposed registration and shall, upon written request of the Warrantholder given within five days after the Company provides such notice, permit Warrantholder to include (but Warrantholder shall not be obligated to include) all or a portion (as determined by Warrantholder in its sole discretion) of the shares of Common Stock issuable upon exercise of this Warrant (exclusive of any shares of Common Stock theretofore registered pursuant to the provisions of this Section 9(k)) in such registration on a pari passu basis with the other holders participating therein and on the same terms and conditions as applicable to such other holders; provided that the Company will have the right to postpone or withdraw any such registration without obligation to the Warrantholder.

SECTION 10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a) Investment Purpose. The right to acquire Common Stock or the Common Stock issuable upon exercise of the Warrantholder’s rights contained herein has been, and such shares will be, acquired for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in, or any agreement, undertaking or commitment with respect to, any public distribution of the same.

(b) Private Issue. The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Agreement is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c) Financial Risk. The Warrantholder has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment, in the Company. Such Warrantholder has made detailed inquiry concerning the Company, its business and its personnel and the officers of the Company have made available to such Warrantholder any and all written information which it has requested and have answered to such Warrantholder’s satisfaction all inquiries made by such Warrantholder.

(d) Risk of No Registration. Without prejudice to Section 9(k), the Warrantholder understands that if the Company does not register shares of its capital stock with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “1934 Act”), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering shares of its capital stock under the Act covering the Warrant granted pursuant to this Agreement and the shares of Common Stock issuable upon exercise of the Warrant granted pursuant to this Agreement is not in effect when it desires to sell (i) the Warrant granted pursuant to this Agreement or (ii) the shares of Common Stock issuable upon exercise of such Warrant, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) such Warrant or (B) the shares of Common Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(e) Accredited Investor. Warrantholder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, under the Act.

(f) No Short Sales. The Warrantholder has not engaged, and will not engage, in “short sales” of the Common Stock of the Company. The term “short sale” shall mean any sale of a security which the seller does not own or any sale which is consummated by the delivery of a security borrowed by, or for the account of, the seller.

SECTION 11. TRANSFERS.

Subject to compliance with the provisions of this Agreement and applicable federal and state securities laws, this Agreement and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Agreement properly endorsed. Subject to such compliance, each taker and holder of this Agreement, by taking or holding the same, consents and agrees that this Agreement, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Agreement shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Agreement as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Agreement. The transfer of this Agreement shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.

Each certificate representing shares acquired upon exercise of such Warrant shall bear a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

SECTION 12. MISCELLANEOUS.

(a) Effective Date. The provisions of this Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Agreement shall be binding upon any successors or assigns of the Company.

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the non-defaulting party will not have an adequate remedy at law and where damages will not be readily ascertainable. Each party hereto expressly agrees that it shall not oppose an application by the other party or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining a party from continuing to commit any such breach of this Agreement.

(c) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(d) Additional Documents. The Company shall supply such other documents as the Warrantholder may from time to time reasonably request.

(e) Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Agreement. For the purposes of this Section 12(e), attorneys’ fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(f) Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this

Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(g) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Warrantholder:

HERCULES CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Bryan Jadot

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

With a copy to:

RIEMER & BRAUNSTEIN LLP

Attn: Q. Ellis Telford, Esq.

Three Center Plaza, 6th Floor

Boston, Massachusetts 02108

Facsimile: 617-880-3456

Telephone: 617-880-3513

(i)	If to the Company:

AVEO PHARMACEUTICALS, INC.

Attention: Tuan Ha-Ngoc, President and Chief Executive Officer

650 E. Kendall Street

Cambridge, MA 02412

Facsimile: 617-995-4995

Telephone: 617-299-5000

With a copy to: Joseph Vittiglio, Esquire, General Counsel

With a copy to:

WILMER CUTLER PICKERING HALE AND DORR LLP.

Attention: Steven D. Singer, Esq.

60 State Street

Boston, MA 02109

Facsimile: 617-526-5000

Telephone: 617-526-6000

or to such other address as each party may designate for itself by like notice.

(h) Entire Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof (including the proposal letter dated February 17, 2016 between the Warrantholder and the Company). None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.

(i) Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(j) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Agreement and, specifically, the provisions of Sections 12(n), 12(o), 12(p), 12(q) and 12(r).

(k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(l) No Waiver. No omission or delay by either party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the other party at any time designated, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect the right of such party to enforce such provisions thereafter.

(m) Survival. All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

(n) Governing Law. This Agreement has been negotiated and delivered to Warrantholder in the State of California, and shall have been accepted by Warrantholder in the State of California. Delivery of Common Stock to Warrantholder by the Company under this Agreement is due in the State of California. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(o) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(p) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than the Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement.

(q) Arbitration. If the Mutual Waiver of Jury Trial set forth in Section 12(p) is ineffective or unenforceable, the parties agree that all Claims shall be submitted to binding arbitration in accordance with the commercial arbitration rules of JAMS (the “Rules”), such arbitration to occur before one arbitrator, which arbitrator shall be a retired California state judge or a retired Federal court judge. Such proceeding shall be conducted in California with California rules of evidence and discovery applicable to such arbitration. The decision of the arbitrator shall be binding on the parties, and shall be final and non-appealable to the maximum extent permitted by law. Any judgment rendered by the arbitrator may be entered in a court of competent jurisdiction and enforced by the prevailing party as a final judgment of such court.

(r) Prearbitration Relief. In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction identified in Section 12(o), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by binding arbitration.

(s) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(t) Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of the other party’s failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by either party hereto. If a party hereto institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	AVEO PHARMACEUTICALS, INC.,
a Delaware corporation

	By:	/s/ Keith Ehrlich
Name: Keith Ehrlich
Title: Chief Financial Officer

WARRANTHOLDER:	HERCULES CAPITAL, INC.,
a Maryland corporation

	By:	/s/ Jennifer Choe
Name: Jennifer Choe
	Its:	Assistant General Counsel

EXHIBIT I

NOTICE OF EXERCISE

To:	AVEO Pharmaceuticals, Inc. (the “Company”)

(1)	The undersigned Warrantholder hereby elects to purchase [ ] shares of the [ ] Common Stock of the Company, pursuant to the terms of that certain Warrant Agreement, dated as of march , 2016 between the Company and the Warrantholder (the “Agreement”), and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.]

(2)	In exercising its rights to purchase the [ ] Common Stock of the Company, the undersigned, as representative for the Warrantholder, hereby confirms and acknowledges the investment representations and warranties made in Section 10 of the Agreement.

(3)	Please issue a certificate or certificates representing said shares of [ ] Common Stock in the name of the Warrantholder or in such other name as is specified below.

WARRANTHOLDER:	HERCULES CAPITAL, INC.,
a Maryland corporation

By:
	Name:	Jennifer Choe
	Its:	Assistant General Counsel

Address:

400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned, as representative of AVEO Pharmaceuticals, Inc. (the “Company”), hereby acknowledges receipt of the “Notice of Exercise” from Hercules Capital, Inc. (the “Warrantholder”), to purchase [            ] shares of the Common Stock of the Company, pursuant to the terms of that certain Warrant Agreement, dated as of March         , 2016, between the Company and the Warrantholder (the “Agreement”), and further acknowledges that shares remain subject to purchase under the terms of the Agreement.

COMPANY:	AVEO PHARMACEUTICALS, INC.

By:
Title:
Date:

EXHIBIT III

TRANSFER NOTICE

FOR VALUE RECEIVED, that certain Warrant Agreement, dated as of March     , 2016, between AVEO Pharmaceuticals, Inc. and Hercules Capital, Inc., a Maryland corporation, as the Warrantholder (the “Agreement”), and all rights evidenced thereby are hereby transferred and assigned to

(Please Print) whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.